Exhibit 10.6

《CNG System Special Integration Technology, Software, and Gas Combustion Technology Production Usage Permit Contract B》Complementary Protocol

Party A:  Beijing Sanhuan Technology Development Co., Ltd (Beijing Sanhuan)
Party B: Qingdao Sinogas General Machinery Limited Corporation (“Sinogas”)

According to the 《CNG System Special Integration Technology, Software, and Gas Combustion Technology Production Usage Permit Contract B》signed by both party A and party B on the 26th of March 2007, Party A grants Party B the permit in using the “CNG system special integration technology, software, and gas combustion technology production”.

Due to the uncertainty in making the term of the permit granted by the previous contract, Party A and Party B have made an agreement on a few complementary items to the previous contract, listed below:
 “ 3. the period of validity of this usage permit is ten years, valid from 27th, March 2007, expired at 26th, March，2017.” This shall be added to “the third clause: grant usage permit” of the previous contract.

This complementary protocol has the same effectiveness as the original contact

Party A: Beijing Sanhuan Technology Development Co., Ltd (Beijing Sanhuan)

Representative：
Date：2008-12-19

Party B: Qingdao Sinogas General Machinery Limited Corporation (“Sinogas”)

Representative:
Date：2008-12-19